Exhibit 5.1

August 23, 2024
Globe Life Inc.
3700 South Stonebridge Drive
McKinney, Texas 75070
Ladies and Gentlemen:
We have acted as special counsel to Globe Life Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering, pursuant to the Company’s Registration Statement on Form S-3, File No. 333-280641 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of $450,000,000 aggregate principal amount of its 5.850% Senior Notes due 2034 (the “Notes”), to be issued under an Indenture, dated September 24, 2018, between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of August 23, 2024 (such Indenture, as so supplemented, the “Indenture”), and pursuant to the Prospectus Supplement, dated August 20, 2024, to the Prospectus dated July 1, 2024 (together, the “Prospectus”), and the Underwriting Agreement, dated as of August 20, 2024, relating to the Notes (the “Underwriting Agreement”), among the Company and the underwriters named on Schedule A thereto.
This opinion is being furnished to you for filing as Exhibit 5.1 to a Current Report on Form 8-K of the Company to be filed with the Commission on or about the date hereof (the “Current Report”), and for incorporation by reference into the Registration Statement.
In connection with the opinions expressed below, we have reviewed the following documents:
(i)the Registration Statement, including the documents incorporated by reference therein;
(ii)the Prospectus in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act;
(iii)an executed copy of the Indenture;
(iv)the global security dated the date hereof evidencing $450,000,000 aggregate principal amount of the Notes, as executed by the Company and authenticated by the Trustee;
(v)an executed copy of the Underwriting Agreement;

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(vi)the Company’s Restated Certificate Incorporation, as certified by the Secretary of State of the State of Delaware;

(vii)the Company’s Amended and Restated By-Laws, as certified by the corporate secretary of the Company; and

(viii)certain resolutions of the Board of Directors of the Company, and the Pricing Committee of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Prospectus, the Indenture, and related matters.

In addition, we have examined and relied upon such other documents, certificates, records, and other instruments as we have deemed necessary or appropriate for purposes of the opinions expressed below. In all such examinations and in rendering our opinions, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified, photostatic or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into such documents and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof on or against such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, public officials, and others.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the Notes have been validly issued by the Company and constitute valid, binding, and enforceable obligations of the Company, entitled to the benefits of the Indenture.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report, to the incorporation by reference of this opinion into the Registration Statement, to the reference to our firm in the Prospectus under the caption “Legal Matters,” as counsel for the Company who passed upon the validity of the Notes. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ McAfee & Taft A Professional Corporation
McAfee & Taft A Professional Corporation
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